EXHIBIT 99.1

Third Quarter 2022 Results
•Net income of $84 million, or $0.39 per common share
•Operating net income of $103 million, or $0.47 per common share[1]
•Loan balances increased $1.1 billion or 4.4%
•Deposit balances increased $685 million or 2.6%
•Net interest margin increased 47 basis points to 3.88%

00

UMPQUA REPORTS THIRD QUARTER 2022 RESULTS
$0.39	$84	13.02%	13.2%
Net earnings per diluted common share	Net income ($ in millions)	Return on average tangible common equity ("ROATCE")[1]	Total risk-based capital ratio (estimated)
0

CEO Commentary
“Strong loan growth, exceptional credit quality, and net interest margin expansion again characterize Umpqua’s quarterly results,” said Cort O’Haver, President and CEO. “New loan generation reflects existing, conservative portfolio trends, and our efforts to thoughtfully execute loan and deposit pricing changes in the rising rate environment contributed to a 16% sequential-quarter increase in net interest income. Although the net increase in loans outpaced our deposit expansion, we are pleased with the more balanced growth levels compared to the prior quarter. Our teams remain focused on relationship banking with our customers and within our communities as we await the realization of items necessary to complete our proposed combination with Columbia Banking System.”

–Cort O’Haver, President and CEO of Umpqua Holdings Corporation

3Q22 HIGHLIGHTS (COMPARED TO 2Q22)

Net Interest Income and NIM	•Net interest income increased by $39 million or 16% on a quarter-to-quarter basis due to the favorable impact of rising interest rates and the higher mix of loans as a percentage of earning assets.
•Net interest margin was 3.88%, up 47 basis points from the prior quarter. Total deposit costs were 14 basis points for the quarterly average and 22 basis points at September 30, 2022, compared to 6 basis points at June 30, 2022.

Non-Interest Income and Expense	•Non-interest income decreased by $26 million due primarily to the impact of rising interest rates on fair value accounting and hedges and lower residential mortgage gain-on-sale income.
•Non-interest expense decreased by $1.6 million due to lower salaries and employee benefits expense and lower merger-related expenses, partially offset by a net increase in other miscellaneous expenses.

Credit Quality	•Net charge-offs remained low at 0.11% of average loans and leases (annualized).
•Provision expense of $28 million compares to $19 million for the prior quarter. Net portfolio growth and economic forecast changes are the primary drivers of the increase.
•Non-performing assets to total assets was 0.16%, up 1 basis point from June 30, 2022.

Capital	•Estimated total risk-based capital ratio of 13.2% and estimated tier 1 risk-based capital ratio of 10.7%.
•Declared a quarterly cash dividend of $0.21 per common share on October 3, 2022, payable October 28, 2022, to holders of record as of October 14, 2022.

Notable items	•MSR hedge put in place in mid-August as additional actions taken to reduce mortgage segment volatility.
•$0.8 million in merger-related expenses and $1.4 million in exit and disposal costs.

3Q22 KEY FINANCIAL DATA

PERFORMANCE METRICS		3Q22		2Q22		3Q21
Return on average assets		1.09%		1.04%		1.40%
Return on average tangible common equity[1]		13.02%		12.23%		15.88%
Operating return on average assets[1]		1.33%		1.06%		1.40%
Operating return on average tangible common equity[1]		15.90%		12.49%		15.88%
Net interest margin		3.88%		3.41%		3.21%
Efficiency ratio - consolidated		56.07%		59.12%		59.44%
Loan to deposit ratio		95.12%		93.50%		81.65%

INCOME STATEMENT ($ in 000s, excl. per share data)		3Q22		2Q22		3Q21
Net interest income		$287,604		$248,170		$235,074
Provision (recapture) for credit losses		$27,572		$18,692		($18,919)
Non-interest income		$29,445		$55,235		$73,705
Non-interest expense		$177,964		$179,574		$183,753
Pre-provision net revenue[1]		$139,085		$123,831		$125,026
Operating pre-provision net revenue[1]		$163,793		$125,994		$124,955
Earnings per common share - diluted		$0.39		$0.36		$0.49
Operating earnings per common share - diluted[1]		$0.47		$0.37		$0.49
Dividends paid per share		$0.21		$0.21		$0.21

BALANCE SHEET		3Q22		2Q22		3Q21
Total assets	$31.5	B	$30.1	B	$30.9	B
Loans and leases	$25.5	B	$24.4	B	$22.0	B
Total deposits	$26.8	B	$26.1	B	$26.9	B
Book value per common share		$11.14		$11.60		$12.57
Tangible book value per share[1]		$11.11		$11.57		$12.52
Tangible book value per share, ex AOCI[1]		$13.18		$12.99		$12.43
Umpqua Holdings Corporation Investor Contact:
Jacquelynne "Jacque" Bohlen, SVP/Investor Relations Director, 503-727-4117, jacquebohlen@umpquabank.com
1 "Non-GAAP" financial measure. See GAAP to Non-GAAP Reconciliation for the comparable GAAP measurement.

Umpqua Reports Third Quarter 2022 Results
October 19, 2022

Balance Sheet
Total consolidated assets were $31.5 billion as of September 30, 2022, compared to $30.1 billion as of June 30, 2022 and $30.9 billion as of September 30, 2021. Including secured off-balance sheet lines of credit, total available liquidity was $14.4 billion as of September 30, 2022, representing 46% of total assets and 54% of total deposits.

Gross loans and leases were $25.5 billion as of September 30, 2022, an increase of $1.1 billion relative to June 30, 2022. Growth remained balanced across portfolios as it was diversified further by business lines and geographies. New loans added to the portfolio during the third quarter have similar underwriting characteristics to existing loan categories, as our Q3 2022 Earnings Presentation details.

Total deposits were $26.8 billion as of September 30, 2022, an increase of $685 million or 2.6% from $26.1 billion as of June 30, 2022. Interest-bearing demand and money market balances accounted for the largest expansion by dollars, though all categories increased during the quarter.

Net Interest Income
Net interest income was $288 million for the third quarter of 2022, up $39 million from the prior quarter. The increase reflects the favorable impact of higher interest rates on our asset sensitive balance sheet and the full quarter effect of the significant deployment of cash into loans that occurred in the second quarter of 2022.

The Company's net interest margin was 3.88% for the third quarter of 2022, up 47 basis points from 3.41% for the second quarter of 2022. The increase is attributable to the higher mix of loans as a percentage of earning assets as well as an increase in individual category earning asset yields given upward interest rate movements. The cost of interest-bearing deposits increased twelve basis points to 0.23% for the third quarter of 2022 compared to the second quarter of 2022, and it was 0.38% on September 30, 2022 compared to 0.10% on June 30, 2022. Please refer to the Q3 2022 Earnings Presentation available on our website for additional net interest margin change details and interest rate sensitivity information.

Credit Quality
The allowance for credit losses was $295 million, or 1.16% of loans and leases, as of September 30, 2022, compared to $274 million, or 1.12% of loans and leases, as of June 30, 2022. The provision for credit losses of $28 million for the third quarter of 2022 compares to a provision of $19 million for the second quarter of 2022. The current quarter's provision reflects allowance requirements for new loan generation; changes between the May 2022 and August 2022 economic forecasts used in credit models, which contributed to the quarter's net expense; and loan mix changes. Please refer to the Q3 2022 Earnings Presentation available on our website for additional details related to the allowance for credit losses.

Net charge-offs were 0.11% of average loans and leases (annualized) for the third quarter of 2022, compared to 0.11% for the second quarter of 2022. Net charge-off activity within the FinPac portfolio continued to remain below its historical average. As of September 30, 2022, non-performing assets were 0.16% of total assets, compared to 0.15% as of June 30, 2022 and 0.17% as of September 30, 2021.

Non-interest Income
Non-interest income was $29 million for the third quarter of 2022, down $26 million from the prior quarter. The decline was primarily driven by a net fair value loss of $23 million in the third quarter related to cumulative fair value adjustments and MSR hedging activity, which compares to a net fair value gain of $1.0 million in the second quarter. Lower mortgage gain-on-sale revenue also contributed to the quarter's decline.

As detailed in our segment and non-GAAP disclosures, non-interest income for the Core Banking segment includes a fair value loss of $25 million for the third quarter of 2022, driven by an increase in long-term interest rates and their effect on fair value adjustments related to investment securities, swap derivatives, and loans carried at fair value. This compares to a fair value loss of $10 million in the second quarter of 2022, and the $15 million adverse movement in fair value change between periods is primarily captured in other income. Please refer to the Q3 2022 Earnings presentation available on our website for additional details related to other non-interest income.

Umpqua Reports Third Quarter 2022 Results
October 19, 2022

Revenue from the origination and sale of residential mortgages was $11 million for the third quarter of 2022, a decrease of $4.6 million from the prior quarter. This decline reflects a sequential-quarter decrease of $180 million or 31% in for-sale mortgage origination volume given the impact of rising long-term interest rates. Of the current quarter's mortgage production, 92% related to purchase activity, compared to 83% for the prior quarter and 61% for the same period of the prior year. While the mortgage banking gain-on-sale margin increased three basis points from the prior quarter to 2.65% for the third quarter of 2022, it continued to reflect the negative impact from rising rates on the pipeline.

In mid-August, we put hedges in place to reduce the volatility of MSR fair value impacts on a net basis. In the third quarter of 2022, we recorded a net write-up of the MSR asset of $11 million, which includes a $16 million fair value gain related to model inputs. We correspondingly recorded a $14 million MSR hedge loss during the quarter. Results for the month of September indicate the MSR hedges are working as planned to reduce net income volatility as the $11 million fair value gain related to model inputs was nearly offset by the MSR hedge loss of $10 million during the month. We continue to execute structural changes within our Mortgage Banking segment to manage expenses and efficiently deploy capital, and as part of the process, we reduced headcount during the third quarter.

Non-interest Expense
Non-interest expense was $178 million for the third quarter of 2022, down $1.6 million from the prior quarter level. The decrease is primarily due to lower salaries and employee benefits and lower merger-related expenses, partially offset by a net increase in other miscellaneous expenses. The third quarter of 2022 included $0.8 million in merger-related expenses. Please refer to the Q3 2022 Earnings Presentation available on our website for additional quarterly expense change details.

Capital
As of September 30, 2022, the Company's tangible book value per common share2 decreased to $11.11, compared to $11.57 in the prior quarter and $12.52 in the same period of the prior year. Rising interest rates drove a decline in the fair value of available-for-sale investment securities and an increase in junior subordinated debt accounted for at fair value during the quarter. The impact of these items is reflected by a decline in accumulated other comprehensive (loss) income ("AOCI") to $(450) million, compared to $(308) million at the prior quarter-end and $20 million at September 30, 2021. Excluding AOCI, tangible book2 increased to $13.18 at September 30, 2022, compared to $12.99 and $12.43 for the linked-quarter and year-ago periods, respectively.

AOCI has no effect on our regulatory capital ratios as the company opted to exclude it from our common equity tier 1 capital calculations. The Company's estimated total risk-based capital ratio was 13.2% and its estimated tier 1 risk-based capital ratio was 10.7% as of September 30, 2022. The Company remains above current “well-capitalized” regulatory minimums. The regulatory capital ratios as of September 30, 2022 are estimates, pending completion and filing of the Company's regulatory reports.

Segment Disclosures
Segment disclosures on pages 18-20 of this press release provide additional detail on the Company's two operating segments: Core Banking and Mortgage Banking.

The Core Banking segment includes all lines of business, except Mortgage Banking, including commercial, retail, wealth management, as well as the operations, technology, and administrative functions of the Bank and Holding Company. The Mortgage Banking segment includes the revenue earned from the production and sale of residential real estate loans, the servicing income from our serviced loan portfolio, the quarterly changes to the mortgage servicing rights (MSR) asset, and the specific expenses that are related to mortgage banking activities including variable commission expenses. Revenue and related expenses for residential real estate loans held for investment are included in the Core Banking segment as portfolio loans are an anchor product for our consumer and wealth channels and are originated through a variety of channels throughout the Company.

2 "Non-GAAP" financial measure. See GAAP to Non-GAAP Reconciliation for the comparable GAAP measurement.

Umpqua Reports Third Quarter 2019 Results
April 21, 2021

Earnings Conference Call Information
The Company will host its third quarter 2022 earnings conference call on October 20, 2022, at 10:00 a.m. PT (1:00 p.m. ET). During the call, the Company will provide an update on recent activities and discuss its third quarter 2022 financial results. Participants may register for the call using the below link to receive dial-in details and their own unique PINs or join the audiocast. It is recommended you join 10 minutes prior to the start time.

Register for the call: https://register.vevent.com/register/BI1c52bb4dbf56448d85316177a95883a3
Join the audiocast: https://edge.media-server.com/mmc/p/2ovipyh4
Access the replay through the Company's investor relations page: https://www.umpquabank.com/investor-relations/

About Umpqua Holdings Corporation
Umpqua Holdings Corporation (NASDAQ: UMPQ), headquartered in Portland, Oregon, is the parent company of Umpqua Bank, an Oregon-based regional bank that operates in Oregon, Washington, California, Idaho, Nevada, Arizona, and Colorado. Umpqua Bank has been recognized for its innovative customer experience and banking strategy by national publications including The Wall Street Journal, The New York Times, BusinessWeek, Fast Company and CNBC. The company was named #1 in Customer Satisfaction for the Northwest Region in the J.D. Power 2021 U.S. Retail Banking Satisfaction StudySM, and Forbes consistently ranks Umpqua as one of America’s Best Banks. The Portland Business Journal has also recognized Umpqua as the Most Admired Financial Services Company in Oregon for seventeen consecutive years. In addition to its retail and commercial banking presence, Umpqua Bank owns Financial Pacific Leasing, Inc., a nationally recognized commercial finance company that provides equipment leases to businesses. For more information, visit umpquabank.com.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the "Safe-Harbor" provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to various risk factors, including those set forth from time to time in our filings with the SEC. You should not place undue reliance on forward-looking statements and we undertake no obligation to update any such statements. Forward-looking statements can be identified by words such as "anticipates," "intends," "plans," "seeks," "believes," "estimates," "expects," "target," "projects," "outlook," "forecast," "will," "may," "could," "should," "can" and similar references to future periods. In this press release we make forward-looking statements about strategic and growth initiatives and the result of such activity. Risks that could cause results to differ from forward-looking statements we make are set forth in our filings with the SEC and include, without limitation: current and future economic and market conditions, including the effects of declines in housing and commercial real estate prices, high unemployment rates, inflation and any slowdown in economic growth particularly in the western United States; the effect of the COVID-19 pandemic, including on our credit quality and business operations, as well as its impact on general economic and financial market conditions; economic forecast variables that are either materially worse or better than end of quarter projections and deterioration in the economy that exceeds current consensus estimates; our ability to effectively manage problem credits; our ability to successfully implement efficiency and operational excellence initiatives; our ability to successfully develop and market new products and technology; changes in laws or regulations; the ability to complete, or any delays in completing, the proposed transaction between us and Columbia Banking System, Inc.; any failure to realize the anticipated benefits of the transaction when expected or at all; certain restrictions during the pendency of the proposed transaction that may impact our ability to pursue certain business opportunities or strategic transactions; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events, diversion of management’s attention from ongoing business operations and opportunities; and potential adverse reactions or changes to business or employee relationships, including those resulting from the completion of the transaction and integration of the companies. We also caution that the amount and timing of any future common stock dividends or repurchases will depend on the earnings, cash requirements and financial condition of the Company, market conditions, capital requirements, applicable law and regulations (including federal securities laws and federal banking regulations), and other factors deemed relevant by the Company's Board of Directors, and may be subject to regulatory approval or conditions.

Umpqua Reports Third Quarter 2022 Results
October 19, 2022

Umpqua Reports Third Quarter 2022 Results
October 19, 2022

Umpqua Holdings Corporation
Consolidated Statements of Operations
(Unaudited)
	Quarter Ended					% Change
(In thousands, except per share data)	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Seq. Quarter	Year over Year
Interest income:
Loans and leases	$278,830	$234,674	$214,404	$221,501	$224,403	19%	24%
Interest and dividends on investments:
Taxable	18,175	17,256	18,725	16,566	16,102	5%	13%
Exempt from federal income tax	1,322	1,369	1,372	1,456	1,470	(3)%	(10)%
Dividends	86	84	86	102	213	2%	(60)%
Temporary investments and interest bearing deposits	5,115	2,919	1,353	1,229	1,237	75%	314%
Total interest income	303,528	256,302	235,940	240,854	243,425	18%	25%
Interest expense:
Deposits	9,090	4,015	3,916	4,357	5,100	126%	78%
Securities sold under agreement to repurchase and federal funds purchased	545	66	63	48	88	nm	nm
Borrowings	798	50	49	51	149	nm	436%
Junior subordinated debentures	5,491	4,001	3,149	3,019	3,014	37%	82%
Total interest expense	15,924	8,132	7,177	7,475	8,351	96%	91%
Net interest income	287,604	248,170	228,763	233,379	235,074	16%	22%
Provision (recapture) for credit losses	27,572	18,692	4,804	(736)	(18,919)	48%	(246)%
Non-interest income:
Service charges on deposits	12,632	12,011	11,583	11,188	10,941	5%	15%
Card-based fees	9,115	10,530	8,708	9,355	9,111	(13)%	0%
Brokerage revenue	27	27	11	31	31	0%	(13)%
Residential mortgage banking revenue, net	17,341	30,544	60,786	43,185	34,150	(43)%	(49)%
Gain on sale of debt securities, net	—	—	2	4	—	nm	nm
Loss on equity securities, net	(2,647)	(2,075)	(2,661)	(466)	(343)	28%	672%
Gain on loan and lease sales, net	1,525	1,303	2,337	4,816	4,208	17%	(64)%
BOLI income	2,023	2,110	2,087	2,101	2,038	(4)%	(1)%
Other (loss) income	(10,571)	785	(2,884)	12,524	13,569	nm	(178)%
Total non-interest income	29,445	55,235	79,969	82,738	73,705	(47)%	(60)%
Non-interest expense:
Salaries and employee benefits	109,164	110,942	113,138	117,477	117,636	(2)%	(7)%
Occupancy and equipment, net	35,042	34,559	34,829	34,310	33,944	1%	3%
Intangible amortization	1,025	1,026	1,025	1,130	1,130	0%	(9)%
FDIC assessments	3,007	2,954	4,516	2,896	2,136	2%	41%
Merger related expenses	769	2,672	2,278	15,183	—	(71)%	nm
Other expenses	28,957	27,421	26,644	28,715	28,907	6%	0%
Total non-interest expense	177,964	179,574	182,430	199,711	183,753	(1)%	(3)%
Income before provision for income taxes	111,513	105,139	121,498	117,142	143,945	6%	(23)%
Provision for income taxes	27,473	26,548	30,341	28,788	35,879	3%	(23)%
Net income	$84,040	$78,591	$91,157	$88,354	$108,066	7%	(22)%

Weighted average basic shares outstanding	217,051	217,030	216,782	216,624	218,416	0%	(1)%
Weighted average diluted shares outstanding	217,386	217,279	217,392	217,356	218,978	0%	(1)%
Earnings per common share – basic	$0.39	$0.36	$0.42	$0.41	$0.49	8%	(20)%
Earnings per common share – diluted	$0.39	$0.36	$0.42	$0.41	$0.49	8%	(20)%

nm = not meaningful

Umpqua Reports Third Quarter 2022 Results
October 19, 2022

Umpqua Holdings Corporation
Consolidated Statements of Operations
(Unaudited)
	Nine Months Ended		% Change
(In thousands, except per share data)	Sep 30, 2022	Sep 30, 2021	Year over Year
Interest income:
Loans and leases	$727,908	$669,014	9%
Interest and dividends on investments:
Taxable	54,156	43,833	24%
Exempt from federal income tax	4,063	4,491	(10)%
Dividends	256	1,216	(79)%
Temporary investments and interest bearing deposits	9,387	2,635	256%
Total interest income	795,770	721,189	10%
Interest expense:
Deposits	17,021	22,794	(25)%
Securities sold under agreement to repurchase and federal funds purchased	674	232	191%
Borrowings	897	2,787	(68)%
Junior subordinated debentures	12,641	9,108	39%
Total interest expense	31,233	34,921	(11)%
Net interest income	764,537	686,268	11%
Provision (recapture) for credit losses	51,068	(41,915)	(222)%
Non-interest income:
Service charges on deposits	36,226	30,898	17%
Card-based fees	28,353	26,759	6%
Brokerage revenue	65	5,081	(99)%
Residential mortgage banking revenue, net	108,671	143,626	(24)%
Gain on sale of debt securities, net	2	4	(50)%
Loss on equity securities, net	(7,383)	(1,045)	nm
Gain on loan and lease sales, net	5,165	10,899	(53)%
BOLI income	6,220	6,201	0%
Other (loss) income	(12,670)	51,157	(125)%
Total non-interest income	164,649	273,580	(40)%
Non-interest expense:
Salaries and employee benefits	333,244	363,343	(8)%
Occupancy and equipment, net	104,430	103,236	1%
Intangible amortization	3,076	3,390	(9)%
FDIC assessments	10,477	6,342	65%
Merger related expenses	5,719	—	nm
Other expenses	83,022	84,434	(2)%
Total non-interest expense	539,968	560,745	(4)%
Income before provision for income taxes	338,150	441,018	(23)%
Provision for income taxes	84,362	109,072	(23)%
Net income	$253,788	$331,946	(24)%

Weighted average basic shares outstanding	216,955	219,791	(1)%
Weighted average diluted shares outstanding	217,353	220,278	(1)%
Earnings per common share – basic	$1.17	$1.51	(23)%
Earnings per common share – diluted	$1.17	$1.51	(23)%

nm = not meaningful

Umpqua Reports Third Quarter 2022 Results
October 19, 2022

Umpqua Holdings Corporation Consolidated Balance Sheets
(Unaudited)
						% Change
(In thousands, except per share data)	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Seq. Quarter	Year over Year
Assets:
Cash and due from banks	$321,447	$315,348	$307,144	$222,015	$395,555	2%	(19)%
Interest bearing cash and temporary investments	1,232,412	687,233	2,358,292	2,539,606	3,349,034	79%	(63)%
Investment securities:
Equity and other, at fair value	72,277	75,347	78,966	81,214	81,575	(4)%	(11)%
Available for sale, at fair value	3,136,391	3,416,707	3,638,080	3,870,435	3,723,171	(8)%	(16)%
Held to maturity, at amortized cost	2,547	2,637	2,700	2,744	2,795	(3)%	(9)%
Loans held for sale	148,275	228,889	309,946	353,105	352,466	(35)%	(58)%
Loans and leases	25,507,951	24,432,678	22,975,761	22,553,180	21,969,940	4%	16%
Allowance for credit losses on loans and leases	(283,065)	(261,111)	(248,564)	(248,412)	(257,560)	8%	10%
Net loans and leases	25,224,886	24,171,567	22,727,197	22,304,768	21,712,380	4%	16%
Restricted equity securities	40,993	10,867	10,889	10,916	10,946	277%	275%
Premises and equipment, net	165,305	165,196	167,369	171,125	172,624	0%	(4)%
Operating lease right-of-use assets	81,729	87,249	87,333	82,366	88,379	(6)%	(8)%
Other intangible assets, net	5,764	6,789	7,815	8,840	9,970	(15)%	(42)%
Residential mortgage servicing rights, at fair value	196,177	179,558	165,807	123,615	105,834	9%	85%
Bank owned life insurance	329,699	328,764	328,040	327,745	325,646	0%	1%
Deferred tax asset, net	128,120	70,134	39,051	—	8,402	83%	nm
Other assets	385,938	389,409	408,497	542,442	552,702	(1)%	(30)%
Total assets	$31,471,960	$30,135,694	$30,637,126	$30,640,936	$30,891,479	4%	2%
Liabilities:
Deposits	$26,817,107	$26,132,423	$26,699,587	$26,594,685	$26,908,397	3%	0%
Securities sold under agreements to repurchase	383,569	527,961	499,539	492,247	467,760	(27)%	(18)%
Borrowings	756,214	6,252	6,290	6,329	6,367	nm	nm
Junior subordinated debentures, at fair value	325,744	321,268	305,719	293,081	299,508	1%	9%
Junior subordinated debentures, at amortized cost	87,870	87,927	87,984	88,041	88,098	0%	0%
Operating lease liabilities	95,512	101,352	101,732	95,427	100,557	(6)%	(5)%
Deferred tax liability, net	—	—	—	4,353	—	nm	nm
Other liabilities	588,430	440,235	328,677	317,503	298,413	34%	97%
Total liabilities	29,054,446	27,617,418	28,029,528	27,891,666	28,169,100	5%	3%
Shareholders' equity:
Common stock	3,448,007	3,445,531	3,443,266	3,444,849	3,442,085	0%	0%
Accumulated deficit	(580,933)	(619,108)	(651,912)	(697,338)	(739,915)	(6)%	(21)%
Accumulated other comprehensive (loss) income	(449,560)	(308,147)	(183,756)	1,759	20,209	46%	nm
Total shareholders' equity	2,417,514	2,518,276	2,607,598	2,749,270	2,722,379	(4)%	(11)%
Total liabilities and shareholders' equity	$31,471,960	$30,135,694	$30,637,126	$30,640,936	$30,891,479	4%	2%

Common shares outstanding at period end	217,053	217,049	216,967	216,626	216,622	0%	0%
Book value per common share	$11.14	$11.60	$12.02	$12.69	$12.57	(4)%	(11)%
Tangible book value per common share (1)	$11.11	$11.57	$11.98	$12.65	$12.52	(4)%	(11)%
Tangible equity - common (1)	$2,411,750	$2,511,487	$2,599,783	$2,740,430	$2,712,409	(4)%	(11)%
Tangible common equity to tangible assets (1)	7.66%	8.34%	8.49%	8.95%	8.78%	(0.68)	(1.12)
nm = not meaningful
(1) See GAAP to Non-GAAP Reconciliation.

Umpqua Reports Third Quarter 2022 Results
October 19, 2022

Umpqua Holdings Corporation
Financial Highlights
(Unaudited)
	Quarter Ended					% Change
	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Seq. Quarter	Year over Year
Per Common Share Data:
Dividends	$0.21	$0.21	$0.21	$0.21	$0.21	0%	0%
Book value	$11.14	$11.60	$12.02	$12.69	$12.57	(4)%	(11)%
Tangible book value (1)	$11.11	$11.57	$11.98	$12.65	$12.52	(4)%	(11)%
Tangible book value, ex accumulated other comprehensive income (1)	$13.18	$12.99	$12.83	$12.64	$12.43	1%	6%

Performance Ratios:
Efficiency ratio	56.07%	59.12%	59.02%	63.10%	59.44%	(3.05)	(3.37)
Pre-provision net revenue (PPNR) ROAA (1)	1.80%	1.64%	1.67%	1.50%	1.62%	0.16	0.18
Return on average assets (ROAA)	1.09%	1.04%	1.21%	1.13%	1.40%	0.05	(0.31)
Return on average common equity	12.99%	12.20%	13.62%	12.90%	15.82%	0.79	(2.83)
Return on average tangible common equity (1)	13.02%	12.23%	13.66%	12.94%	15.88%	0.79	(2.86)

Performance Ratios - Operating: (1)
Operating efficiency ratio (1)	51.72%	58.27%	62.02%	59.61%	58.94%	(6.55)	(7.22)
Operating PPNR return on average assets (1)	2.12%	1.66%	1.43%	1.58%	1.62%	0.46	0.50
Operating return on average assets (1)	1.33%	1.06%	1.03%	1.23%	1.40%	0.27	(0.07)
Operating return on average common equity (1)	15.86%	12.46%	11.58%	13.98%	15.82%	3.40	0.04
Operating return on average tangible common equity (1)	15.90%	12.49%	11.62%	14.03%	15.88%	3.41	0.02

Average Balance Sheet Yields, Rates, & Ratios:
Yield on loans and leases	4.41%	3.94%	3.79%	3.94%	4.02%	0.47	0.39
Yield on earning assets (2)	4.10%	3.53%	3.24%	3.25%	3.32%	0.57	0.78
Cost of interest bearing deposits	0.23%	0.11%	0.10%	0.11%	0.13%	0.12	0.10
Cost of interest bearing liabilities	0.39%	0.20%	0.18%	0.18%	0.20%	0.19	0.19
Cost of total deposits	0.14%	0.06%	0.06%	0.06%	0.08%	0.08	0.06
Cost of total funding (3)	0.23%	0.12%	0.11%	0.11%	0.12%	0.11	0.11
Net interest margin (2)	3.88%	3.41%	3.14%	3.15%	3.21%	0.47	0.67
Average interest bearing cash / Average interest earning assets	3.04%	5.71%	8.92%	10.78%	11.03%	(2.67)	(7.99)
Average loans and leases / Average interest earning assets	84.54%	80.91%	76.85%	74.70%	74.78%	3.63	9.76
Average loans and leases / Average total deposits	93.55%	89.23%	84.77%	82.12%	82.07%	4.32	11.48
Average non-interest bearing deposits / Average total deposits	42.29%	42.00%	41.35%	41.69%	41.14%	0.29	1.15
Average total deposits / Average total funding (3)	96.34%	96.66%	96.82%	96.84%	96.72%	(0.32)	(0.38)

Select Credit & Capital Ratios:
Non-performing loans and leases to total loans and leases	0.20%	0.18%	0.18%	0.23%	0.24%	0.02	(0.04)
Non-performing assets to total assets	0.16%	0.15%	0.14%	0.17%	0.17%	0.01	(0.01)
Allowance for credit losses to loans and leases	1.16%	1.12%	1.14%	1.16%	1.23%	0.04	(0.07)
Total risk-based capital ratio (4)	13.2%	13.5%	14.0%	14.3%	14.9%	(0.30)	(1.70)
Common equity tier 1 risk-based capital ratio (4)	10.7%	11.0%	11.4%	11.6%	12.0%	(0.30)	(1.30)

(1) See GAAP to Non-GAAP Reconciliation.
(2) Tax exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate.
(3) Total funding = Total deposits + Total borrowings.
(4) Estimated holding company ratios.

Umpqua Reports Third Quarter 2022 Results
October 19, 2022

Umpqua Holding Corporation
Financial Highlights
(Unaudited)
	Nine Months Ended		% Change
	Sep 30, 2022	Sep 30, 2021	Year over Year
Per Common Share Data:
Dividends	$0.63	$0.63	—%

Performance Ratios:
Efficiency ratio	58.05%	58.35%	(0.30)
Pre-provision net revenue (PPNR) ROAA (1)	1.70%	1.78%	(0.08)
Return on average assets (ROAA)	1.11%	1.48%	(0.37)
Return on average common equity	12.94%	16.47%	(3.53)
Return on average tangible common equity (1)	12.98%	16.55%	(3.57)

Performance Ratios - Operating: (1)
Operating efficiency ratio (1)	57.03%	57.88%	(0.85)
Operating PPNR return on average assets (1)	1.74%	1.78%	(0.04)
Operating return on average assets (1)	1.14%	1.48%	(0.34)
Operating return on average common equity (1)	13.28%	16.49%	(3.21)
Operating return on average tangible common equity (1)	13.32%	16.57%	(3.25)

Average Balance Sheet Yields, Rates, & Ratios:
Yield on loans and leases	4.06%	4.01%	0.05
Yield on earning assets (2)	3.62%	3.36%	0.26
Cost of interest bearing deposits	0.15%	0.20%	(0.05)
Cost of interest bearing liabilities	0.26%	0.28%	(0.02)
Cost of total deposits	0.09%	0.12%	(0.03)
Cost of total funding (3)	0.15%	0.17%	(0.02)
Net interest margin (2)	3.48%	3.20%	0.28
Average interest bearing cash / Average interest earning assets	5.87%	9.93%	(4.06)
Average loans and leases / Average interest earning assets	80.80%	76.16%	4.64
Average loans and leases / Average total deposits	89.21%	84.34%	4.87
Average non-interest bearing deposits / Average total deposits	41.89%	40.44%	1.45
Average total deposits / Average total funding (3)	96.61%	96.04%	0.57

(1) See GAAP to Non-GAAP Reconciliation.
(2) Tax exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate.
(3) Total funding = Total deposits + Total borrowings.

Umpqua Reports Third Quarter 2022 Results
October 19, 2022

Umpqua Holdings Corporation
Loan & Lease Portfolio Balances and Mix
(Unaudited)
	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	% Change
(Dollars in thousands)	Amount	Amount	Amount	Amount	Amount	Seq. Quarter	Year over Year
Loans and leases:
Commercial real estate:
Non-owner occupied term, net	$3,846,426	$3,798,242	$3,884,784	$3,786,887	$3,561,764	1%	8%
Owner occupied term, net	2,549,761	2,497,553	2,327,899	2,332,422	2,330,338	2%	9%
Multifamily, net	5,090,661	4,768,273	4,323,633	4,051,202	3,813,024	7%	34%
Construction & development, net	1,036,931	1,017,297	940,286	890,338	882,778	2%	17%
Residential development, net	205,935	194,909	195,308	206,990	177,148	6%	16%
Commercial:
Term, net (1)	3,003,424	2,904,861	2,772,206	3,008,473	3,159,466	3%	(5)%
Lines of credit & other, net	914,507	920,604	871,483	910,733	930,350	(1)%	(2)%
Leases & equipment finance, net	1,669,817	1,576,144	1,484,252	1,467,676	1,457,248	6%	15%
Residential:
Mortgage, net	5,470,624	5,168,457	4,748,266	4,517,266	4,330,860	6%	26%
Home equity loans & lines, net	1,565,094	1,415,722	1,250,702	1,197,170	1,133,823	11%	38%
Consumer & other, net	154,771	170,616	176,942	184,023	193,141	(9)%	(20)%
Total loans and leases, net of deferred fees and costs	$25,507,951	$24,432,678	$22,975,761	$22,553,180	$21,969,940	4%	16%

(1)The Bank participated in the Payroll Protection Program to originate SBA loans designated to help businesses maintain their workforce and cover other working capital needs during the COVID-19 pandemic. The Commercial Term loans in the table above include the following net PPP loan balances:

Net PPP loan balance	$37,949	$101,554	$172,790	$380,440	$726,737	(63)%	(95)%

Loan and leases mix:
Commercial real estate:
Non-owner occupied term, net	15%	15%	17%	17%	16%
Owner occupied term, net	10%	10%	10%	10%	11%
Multifamily, net	20%	20%	19%	18%	17%
Construction & development, net	4%	4%	4%	4%	4%
Residential development, net	1%	1%	1%	1%	1%
Commercial:
Term, net	12%	12%	12%	13%	14%
Lines of credit & other, net	4%	4%	4%	4%	4%
Leases & equipment finance, net	6%	6%	6%	7%	7%
Residential:
Mortgage, net	21%	21%	21%	20%	20%
Home equity loans & lines, net	6%	6%	5%	5%	5%
Consumer & other, net	1%	1%	1%	1%	1%
Total	100%	100%	100%	100%	100%

Umpqua Reports Third Quarter 2022 Results
October 19, 2022

Umpqua Holdings Corporation
Deposit Balances, Mix, and Select Account Details
(Unaudited)
	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	% Change
(Dollars in thousands)	Amount	Amount	Amount	Amount	Amount	Seq. Quarter	Year over Year
Deposits:
Demand, non-interest bearing	$11,246,358	$11,129,209	$11,058,251	$11,023,724	$11,121,127	1%	1%
Demand, interest bearing	3,903,746	3,723,650	3,955,329	3,774,937	3,758,019	5%	4%
Money market	7,601,506	7,284,641	7,572,581	7,611,718	7,780,442	4%	(2)%
Savings	2,455,917	2,446,876	2,429,073	2,375,723	2,325,929	0%	6%
Time	1,609,580	1,548,047	1,684,353	1,808,583	1,922,880	4%	(16)%
Total	$26,817,107	$26,132,423	$26,699,587	$26,594,685	$26,908,397	3%	0%

Total core deposits (1)	$26,292,548	$25,619,500	$26,140,993	$25,964,358	$26,029,814	3%	1%

Deposit mix:
Demand, non-interest bearing	42%	43%	42%	41%	41%
Demand, interest bearing	15%	14%	15%	14%	14%
Money market	28%	28%	28%	29%	29%
Savings	9%	9%	9%	9%	9%
Time	6%	6%	6%	7%	7%
Total	100%	100%	100%	100%	100%

Number of open accounts:
Demand, non-interest bearing	434,347	434,436	428,915	428,181	425,337
Demand, interest bearing	56,698	57,145	63,800	66,010	70,749
Money market	55,712	56,430	56,783	57,222	57,794
Savings	159,008	159,709	160,267	160,449	161,698
Time	32,202	32,103	34,127	35,665	37,172
Total	737,967	739,823	743,892	747,527	752,750

Average balance per account:
Demand, non-interest bearing	$25.9	$25.6	$25.8	$25.7	$26.1
Demand, interest bearing	68.9	65.2	62.0	57.2	53.1
Money market	136.4	129.1	133.4	133.0	134.6
Savings	15.4	15.3	15.2	14.8	14.4
Time	50.0	48.2	49.4	50.7	51.7
Total	$36.3	$35.3	$35.9	$35.6	$35.7

(1) Core deposits are defined as total deposits less time deposits greater than $250,000 and all brokered deposits.

Umpqua Reports Third Quarter 2022 Results
October 19, 2022

Umpqua Holdings Corporation
Credit Quality – Non-performing Assets
(Unaudited)
	Quarter Ended					% Change
(Dollars in thousands)	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Seq. Quarter	Year over Year
Non-performing assets:
Loans and leases on non-accrual status:
Commercial real estate, net	$5,403	$5,514	$5,950	$5,767	$5,952	(2)%	(9)%
Commercial, net	18,652	12,645	12,415	13,098	18,200	48%	2%
Residential, net	—	—	—	—	—	nm	nm
Consumer & other, net	—	—	—	—	—	nm	nm
Total loans and leases on non-accrual status	24,055	18,159	18,365	18,865	24,152	32%	0%
Loans and leases past due 90+ days and accruing (1):
Commercial real estate, net	1	23	1	1	1	(96)%	0%
Commercial, net	5,143	3,311	8	4,160	2,454	55%	110%
Residential, net (1)	21,411	22,340	23,162	27,981	24,919	(4)%	(14)%
Consumer & other, net	152	196	111	194	116	(22)%	31%
Total loans and leases past due 90+ days and accruing (1)	26,707	25,870	23,282	32,336	27,490	3%	(3)%
Total non-performing loans and leases	50,762	44,029	41,647	51,201	51,642	15%	(2)%
Other real estate owned	—	1,868	1,868	1,868	1,868	(100)%	(100)%
Total non-performing assets	$50,762	$45,897	$43,515	$53,069	$53,510	11%	(5)%

Performing restructured loans and leases	$7,076	$7,631	$8,405	$6,694	$9,849	(7)%	(28)%
Loans and leases past due 31-89 days	$53,538	$34,659	$42,409	$31,680	$41,326	54%	30%
Loans and leases past due 31-89 days to total loans and leases	0.21%	0.14%	0.18%	0.14%	0.19%	0.07	0.02
Non-performing loans and leases to total loans and leases (1)	0.20%	0.18%	0.18%	0.23%	0.24%	0.02	(0.04)
Non-performing assets to total assets (1)	0.16%	0.15%	0.14%	0.17%	0.17%	0.01	(0.01)
nm = not meaningful

(1) Excludes certain mortgage loans guaranteed by Ginnie Mae, which Umpqua has the unilateral right to repurchase but has not done so, totaling $1.0 million and $356,000 at September 30, 2022 and June 30, 2022, respectively.

Umpqua Reports Third Quarter 2022 Results
October 19, 2022

Umpqua Holdings Corporation
Credit Quality – Allowance for Credit Losses
(Unaudited)
	Quarter Ended					% Change
(Dollars in thousands)	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Seq. Quarter	Year over Year
Allowance for credit losses on loans and leases (ACLLL)
Balance, beginning of period	$261,111	$248,564	$248,412	$257,560	$279,887	5%	(7)%
Provision (recapture) for credit losses on loans and leases	28,542	18,787	5,696	(1,751)	(16,132)	52%	(277)%
Charge-offs
Commercial real estate, net	—	(8)	—	(58)	(916)	(100)%	(100)%
Commercial, net	(9,459)	(9,035)	(7,858)	(10,197)	(8,521)	5%	11%
Residential, net	(4)	—	(167)	—	—	nm	nm
Consumer & other, net	(929)	(836)	(885)	(675)	(936)	11%	(1)%
Total charge-offs	(10,392)	(9,879)	(8,910)	(10,930)	(10,373)	5%	0%
Recoveries
Commercial real estate, net	123	73	25	56	120	68%	2%
Commercial, net	2,842	2,934	2,545	2,585	3,346	(3)%	(15)%
Residential, net	249	216	173	326	281	15%	(11)%
Consumer & other, net	590	416	623	566	431	42%	37%
Total recoveries	3,804	3,639	3,366	3,533	4,178	5%	(9)%
Net (charge-offs) recoveries
Commercial real estate, net	123	65	25	(2)	(796)	89%	(115)%
Commercial, net	(6,617)	(6,101)	(5,313)	(7,612)	(5,175)	8%	28%
Residential, net	245	216	6	326	281	13%	(13)%
Consumer & other, net	(339)	(420)	(262)	(109)	(505)	(19)%	(33)%
Total net charge-offs	(6,588)	(6,240)	(5,544)	(7,397)	(6,195)	6%	6%
Balance, end of period	$283,065	$261,111	$248,564	$248,412	$257,560	8%	10%
Reserve for unfunded commitments
Balance, beginning of period	$12,823	$12,918	$12,767	$11,752	$14,539	(1)%	(12)%
(Recapture) provision for credit losses on unfunded commitments	(970)	(95)	151	1,015	(2,787)	921%	(65)%
Balance, end of period	11,853	12,823	12,918	12,767	11,752	(8)%	1%
Total Allowance for credit losses (ACL)	$294,918	$273,934	$261,482	$261,179	$269,312	8%	10%

Net charge-offs to average loans and leases (annualized)	0.11%	0.11%	0.10%	0.13%	0.11%	—	—
Recoveries to gross charge-offs	36.61%	36.84%	37.78%	32.32%	40.28%	(0.23)	(3.67)
ACLLL to loans and leases	1.11%	1.07%	1.08%	1.10%	1.17%	0.04	(0.06)
ACL to loans and leases	1.16%	1.12%	1.14%	1.16%	1.23%	0.04	(0.07)
nm = not meaningful

Umpqua Reports Third Quarter 2022 Results
October 19, 2022

Umpqua Holdings Corporation
Credit Quality – Allowance for Credit Losses
(Unaudited)
	Nine Months Ended		% Change
(Dollars in thousands)	Sep 30, 2022	Sep 30, 2021	Year over Year
Allowance for credit losses on loans and leases (ACLLL)
Balance, beginning of period	$248,412	$328,401	(24)%
Provision (recapture) for credit losses on loans and leases	53,025	(33,381)	(259)%
Charge-offs
Commercial real estate, net	(8)	(1,086)	(99)%
Commercial, net	(26,352)	(44,228)	(40)%
Residential, net	(171)	(70)	144%
Consumer & other, net	(2,650)	(2,983)	(11)%
Total charge-offs	(29,181)	(48,367)	(40)%
Recoveries
Commercial real estate, net	221	589	(62)%
Commercial, net	8,321	8,118	3%
Residential, net	638	598	7%
Consumer & other, net	1,629	1,602	2%
Total recoveries	10,809	10,907	(1)%
Net (charge-offs) recoveries
Commercial real estate, net	213	(497)	(143)%
Commercial, net	(18,031)	(36,110)	(50)%
Residential, net	467	528	(12)%
Consumer & other, net	(1,021)	(1,381)	(26)%
Total net charge-offs	(18,372)	(37,460)	(51)%
Balance, end of period	$283,065	$257,560	10%
Reserve for unfunded commitments
Balance, beginning of period	$12,767	$20,286	(37)%
(Recapture) provision for credit losses on unfunded commitments	(914)	(8,534)	(89)%
Balance, end of period	11,853	11,752	1%
Total Allowance for credit losses (ACL)	$294,918	$269,312	10%

Net charge-offs to average loans and leases (annualized)	0.10%	0.23%	(0.13)
Recoveries to gross charge-offs	37.04%	22.55%	14.49
nm = not meaningful

Umpqua Reports Third Quarter 2022 Results
October 19, 2022

Umpqua Holdings Corporation Consolidated Average Balance Sheets, Net Interest Income, and Yields/Rates
(Unaudited)
	Quarter Ended
	September 30, 2022			June 30, 2022			September 30, 2021
(Dollars in thousands)	Average Balance	Interest Income or Expense	Average Yields or Rates	Average Balance	Interest Income or Expense	Average Yields or Rates	Average Balance	Interest Income or Expense	Average Yields or Rates
INTEREST-EARNING ASSETS:
Loans held for sale	$173,397	$2,205	5.09%	$264,320	$2,742	4.15%	$465,805	$3,672	3.15%
Loans and leases (1)	24,886,203	276,625	4.41%	23,550,796	231,932	3.94%	21,864,387	220,731	4.02%
Taxable securities	3,271,185	18,261	2.23%	3,410,091	17,340	2.03%	3,436,895	16,315	1.90%
Non-taxable securities (2)	212,847	1,651	3.10%	220,327	1,721	3.13%	245,904	1,848	3.01%
Temporary investments and interest-bearing cash	893,471	5,115	2.27%	1,663,454	2,919	0.70%	3,224,846	1,237	0.15%
Total interest-earning assets	29,437,103	$303,857	4.10%	29,108,988	$256,654	3.53%	29,237,837	$243,803	3.32%
Other assets	1,231,074			1,247,915			1,376,537
Total assets	$30,668,177			$30,356,903			$30,614,374
INTEREST-BEARING LIABILITIES:
Interest-bearing demand deposits	$3,829,688	$1,705	0.18%	$3,896,553	$610	0.06%	$3,564,040	$468	0.05%
Money market deposits	7,550,791	5,817	0.31%	7,366,987	1,717	0.09%	7,800,144	1,492	0.08%
Savings deposits	2,468,187	250	0.04%	2,426,124	199	0.03%	2,284,077	206	0.04%
Time deposits	1,501,724	1,318	0.35%	1,618,394	1,489	0.37%	2,031,494	2,934	0.57%
Total interest-bearing deposits	15,350,390	9,090	0.23%	15,308,058	4,015	0.11%	15,679,755	5,100	0.13%
Repurchase agreements and federal funds purchased	509,559	545	0.42%	512,641	66	0.05%	496,822	88	0.07%
Borrowings	90,475	798	3.50%	6,273	50	3.21%	31,500	149	1.88%
Junior subordinated debentures	409,151	5,491	5.33%	393,964	4,001	4.07%	375,726	3,014	3.18%
Total interest-bearing liabilities	16,359,575	$15,924	0.39%	16,220,936	$8,132	0.20%	16,583,803	$8,351	0.20%
Non-interest-bearing deposits	11,250,764			11,086,376			10,960,686
Other liabilities	490,572			464,755			360,244
Total liabilities	28,100,911			27,772,067			27,904,733
Common equity	2,567,266			2,584,836			2,709,641
Total liabilities and shareholders' equity	$30,668,177			$30,356,903			$30,614,374
NET INTEREST INCOME		$287,933			$248,522			$235,452
NET INTEREST SPREAD			3.71%			3.33%			3.12%
NET INTEREST INCOME TO EARNING ASSETS OR NET INTEREST MARGIN (1), (2)			3.88%			3.41%			3.21%
(1)Non-accrual loans and leases are included in the average balance.
(2)Tax-exempt income has been adjusted to a tax equivalent basis at a 21% tax rate. The amount of such adjustment was an addition to recorded income of approximately $329,000 for the three months ended September 30, 2022, as compared to $352,000 for June 30, 2022 and $377,000 for September 30, 2021.

Umpqua Reports Third Quarter 2022 Results
October 19, 2022

Umpqua Holdings Corporation Average Rates and Balances
(Unaudited)
(dollars in thousands)	Nine Months Ended
	September 30, 2022			September 30, 2021
	Average Balance	Interest Income or Expense	Average Yields or Rates	Average Balance	Interest Income or Expense	Average Yields or Rates
INTEREST-EARNING ASSETS:
Loans held for sale	$240,928	$7,209	3.99%	$545,237	$12,242	2.99%
Loans and leases (1)	23,676,201	720,699	4.06%	21,866,569	656,772	4.01%
Taxable securities	3,445,386	54,412	2.11%	3,199,653	45,049	1.88%
Non-taxable securities (2)	222,375	5,098	3.06%	248,617	5,627	3.02%
Temporary investments and interest-bearing cash	1,718,832	9,387	0.73%	2,850,639	2,635	0.12%
Total interest-earning assets	29,303,722	$796,805	3.62%	28,710,715	$722,325	3.36%
Other assets	1,237,305			1,348,054
Total assets	$30,541,027			$30,058,769
INTEREST-BEARING LIABILITIES:
Interest-bearing demand deposits	$3,846,202	$2,813	0.10%	$3,359,865	$1,341	0.05%
Money market deposits	7,519,200	8,942	0.16%	7,593,320	4,516	0.08%
Savings deposits	2,433,651	654	0.04%	2,152,667	523	0.03%
Time deposits	1,623,742	4,612	0.38%	2,336,261	16,414	0.94%
Total interest-bearing deposits	15,422,795	17,021	0.15%	15,442,113	22,794	0.20%
Repurchase agreements and federal funds purchased	502,998	674	0.18%	444,919	232	0.07%
Borrowings	34,662	897	3.46%	259,890	2,787	1.43%
Junior subordinated debentures	394,803	12,641	4.28%	363,122	9,108	3.35%
Total interest-bearing liabilities	16,355,258	$31,233	0.26%	16,510,044	$34,921	0.28%
Non-interest-bearing deposits	11,115,618			10,484,104
Other liabilities	448,426			369,653
Total liabilities	27,919,302			27,363,801
Common equity	2,621,725			2,694,968
Total liabilities and shareholders' equity	$30,541,027			$30,058,769
NET INTEREST INCOME		$765,572			$687,404
NET INTEREST SPREAD			3.36%			3.08%
NET INTEREST INCOME TO EARNING ASSETS OR NET INTEREST MARGIN (1), (2)			3.48%			3.20%

(1)Non-accrual loans and leases are included in the average balance.
(2)Tax-exempt income has been adjusted to a tax equivalent basis at a 21% tax rate. The amount of such adjustment was an addition to recorded income of approximately $1.0 million for the nine months ended September 30, 2022, as compared to $1.1 million for the same period in 2021.

Umpqua Reports Third Quarter 2022 Results
October 19, 2022

Umpqua Holdings Corporation Segments
(Unaudited)
Core Banking	Quarter Ended					% Change
(Dollars in thousands)	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Seq. Quarter	Year over Year
Net interest income	$286,532	$247,009	$227,087	$231,250	$232,348	16%	23%
Provision (recapture) for credit losses	27,572	18,692	4,804	(736)	(18,919)	48%	(246)%
Non-interest income
Gain on sale of debt securities, net	—	—	2	4	—	nm	nm
Loss on equity securities, net	(2,647)	(2,075)	(2,661)	(466)	(343)	28%	672%
Gain (loss) on swap derivatives, net	4,194	7,337	7,047	(303)	1,429	(43)%	193%
Change in fair value of certain loans held for investment	(26,397)	(15,210)	(21,049)	(2,672)	3,432	74%	(869)%
Non-interest income (excluding above items)	36,769	34,461	35,650	42,812	34,849	7%	6%
Total non-interest income	11,919	24,513	18,989	39,375	39,367	(51)%	(70)%
Non-interest expense
Merger related expenses	769	2,672	2,278	15,183	—	(71)%	nm
Exit and disposal costs	1,364	442	3,033	3,022	3,813	209%	(64)%
Non-interest expense (excluding above items)	154,320	148,946	148,423	150,587	146,931	4%	5%
Allocated expenses, net (1)	(39)	3,702	3,735	4,314	3,680	(101)%	(101)%
Total non-interest expense	156,414	155,762	157,469	173,106	154,424	0%	1%
Income before income taxes	114,465	97,068	83,803	98,255	136,210	18%	(16)%
Provision for income taxes	28,212	24,530	20,917	24,067	33,945	15%	(17)%
Net income	$86,253	$72,538	$62,886	$74,188	$102,265	19%	(16)%
Effective Tax Rate	25%	25%	25%	24%	25%
Efficiency Ratio	52%	57%	64%	64%	57%
Total assets	$31,100,700	$29,721,590	$30,153,079	$30,155,058	$30,419,108	5%	2%
Total loans and leases	$25,507,951	$24,432,678	$22,975,761	$22,553,180	$21,969,940	4%	16%
Total deposits	$26,588,217	$25,925,294	$26,479,078	$26,370,568	$26,510,938	3%	0%
Key Rates, end of period:
10 year CMT	3.83%	2.98%	2.32%	1.52%	1.52%	0.85	2.31
FHLMC 30 year fixed	6.70%	5.70%	4.67%	3.11%	3.01%	1.00	3.69
nm = not meaningful
(1) Represents the internal charges for centrally provided support services and other corporate overhead to the Mortgage Banking segment, partially offset by allocations from the Mortgage Banking segment to Core Banking for new portfolio loan originations and portfolio servicing costs.

Umpqua Reports Third Quarter 2022 Results
October 19, 2022

Umpqua Holdings Corporation Segments - Continued
(Unaudited)
Mortgage Banking	Quarter Ended					% Change
(Dollars in thousands)	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Seq. Quarter	Year over Year
Net interest income	$1,072	$1,161	$1,676	$2,129	$2,726	(8)%	(61)%
Provision for credit losses	—	—	—	—	—	nm	nm
Non-interest income
Residential mortgage banking revenue:
Origination and sale	10,515	15,101	16,844	23,624	30,293	(30)%	(65)%
Servicing	9,529	9,505	9,140	9,457	9,172	0%	4%
Change in fair value of MSR asset:
Changes due to collection/realization of expected cash flows over time	(4,978)	(4,961)	(5,347)	(5,311)	(4,681)	0%	6%
Changes due to valuation inputs or assumptions	16,403	10,899	40,149	15,415	(634)	51%	(2,687)%
MSR hedge loss	(14,128)	—	—	—	—	nm	nm
Non-interest income (excluding above items)	185	178	194	178	188	4%	(2)%
Total non-interest income	17,526	30,722	60,980	43,363	34,338	(43)%	(49)%
Non-interest expense
Non-interest expense	21,511	27,514	28,696	30,919	33,009	(22)%	(35)%
Allocated expenses, net (1)	39	(3,702)	(3,735)	(4,314)	(3,680)	(101)%	(101)%
Total non-interest expense	21,550	23,812	24,961	26,605	29,329	(9)%	(27)%
Income before income taxes	(2,952)	8,071	37,695	18,887	7,735	(137)%	(138)%
Provision for income taxes	(739)	2,018	9,424	4,721	1,934	(137)%	(138)%
Net income	$(2,213)	$6,053	$28,271	$14,166	$5,801	(137)%	(138)%
Effective Tax Rate	25%	25%	25%	25%	25%
Efficiency Ratio	116%	75%	40%	58%	79%
Total assets	$371,260	$414,104	$484,047	$485,878	$472,371	(10)%	(21)%
Loans held for sale	$148,275	$228,889	$309,946	$353,105	$352,466	(35)%	(58)%
Total deposits	$228,890	$207,129	$220,509	$224,117	$397,459	11%	(42)%
LHFS Production Statistics:
Closed loan volume for-sale	$396,979	$576,532	$649,122	$871,268	$987,281	(31)%	(60)%
Gain on sale margin	2.65%	2.62%	2.59%	2.71%	3.07%
Direct LHFS expense	$10,465	$13,197	$14,296	$18,150	$19,958	(21)%	(48)%
Direct LHFS expenses as % of volume	2.64%	2.29%	2.20%	2.08%	2.02%
MSR Statistics:
Residential mortgage loans serviced for others	$12,997,911	$12,932,747	$12,810,574	$12,755,671	$12,853,291	1%	1%
MSR, net	$196,177	$179,558	$165,807	$123,615	$105,834	9%	85%
MSR as % of serviced portfolio	1.51%	1.39%	1.29%	0.97%	0.82%	0.12	0.69
Key Rates, end of period:
10 year CMT	3.83%	2.98%	2.32%	1.52%	1.52%	0.85	2.31
FHLMC 30 year fixed	6.70%	5.70%	4.67%	3.11%	3.01%	1.00	3.69
nm = not meaningful
(1) Represents the internal charges for centrally provided support services and other corporate overhead to the Mortgage Banking segment, partially offset by allocations from the Mortgage Banking segment to Core Banking for new portfolio loan originations and portfolio servicing costs.

Umpqua Reports Third Quarter 2022 Results
October 19, 2022

Umpqua Holdings Corporation Segments
(Unaudited)
(in thousands)	Core Banking			Mortgage Banking
	Nine Months Ended		% Change	Nine Months Ended		% Change
	Sep 30, 2022	Sep 30, 2021	Year over Year	Sep 30, 2022	Sep 30, 2021	Year over Year
Net interest income	$760,628	$676,837	12%	$3,909	$9,431	(59)%
Provision (recapture) for credit losses	51,068	(41,915)	(222)%	—	—	nm
Non-interest income
Residential mortgage banking revenue:
Origination and sale	—	—	nm	42,460	134,165	(68)%
Servicing	—	—	nm	28,174	27,379	3%
Change in fair value of MSR asset:			nm
Changes due to collection/realization of expected cash flows over time	—	—	nm	(15,286)	(13,592)	12%
Changes due to valuation inputs or assumptions	—	—	nm	67,451	(4,326)	(1659)%
MSR hedge loss	—	—	nm	(14,128)	—	nm
Gain on sale of debt securities, net	2	4	(50)%	—	—	nm
Loss on equity securities, net	(7,383)	(1,045)	607%	—	—	nm
Gain on swap derivatives, net	18,578	8,698	114%	—	—	nm
Change in fair value of certain loans held for investment	(62,656)	5,704	(1198)%	—	—	nm
Non-interest income (excluding above items)	106,880	115,913	(8)%	557	680	(18)%
Total non-interest income	55,421	129,274	(57)%	109,228	144,306	(24)%
Non-interest expense
Merger related expenses	5,719	—	nm	—	—	nm
Exit and disposal costs	4,839	9,741	(50)%	—	—	nm
Non-interest expense (excluding above items)	451,689	438,969	3%	77,721	112,035	(31)%
Allocated expenses, net (1)	7,398	3,860	92%	(7,398)	(3,860)	92%
Total non-interest expense	469,645	452,570	4%	70,323	108,175	(35)%
Income before income taxes	295,336	395,456	(25)%	42,814	45,562	(6)%
Provision for income taxes	73,659	97,681	(25)%	10,703	11,391	(6)%
Net income	$221,677	$297,775	(26)%	$32,111	$34,171	(6)%

Effective Tax Rate	25%	25%	—	25%	25%	—
Efficiency Ratio	57%	56%	1.00	62%	70%	(8.00)

LHFS Production Statistics:
Closed loan volume for-sale				$1,622,633	$3,875,836	(58)%
Gain on sale margin				2.62%	3.46%	(0.84)
Direct LHFS expense				$37,958	$76,568	(50)%
Direct LHFS expenses as % of volume				2.34%	1.98%	0.36
nm = not meaningful
(1) Represents the internal charge of centrally provided support services and other corporate overhead to the Mortgage Banking segment, partially offset by allocations from the Mortgage Banking segment to Core Banking for new portfolio loan originations and portfolio servicing costs.

Umpqua Reports Third Quarter 2022 Results
October 19, 2022

Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains certain non-GAAP financial measures. The company believes presenting certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends, and our financial position. We utilize these measures for internal planning and forecasting purposes. We, as well as securities analysts, investors, and other interested parties, also use these measures to compare peer company operating performance. We believe that our presentation and discussion, together with the accompanying reconciliations, provides a complete understanding of factors and trends affecting our business and allows investors to view performance in a manner similar to management. These non-GAAP measures should not be considered a substitution for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

Umpqua Holdings Corporation GAAP to Non-GAAP Reconciliation
(Unaudited)
		Quarter Ended					% Change
(Dollars in thousands, except per share data)		Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Seq. Quarter	Year over Year
Total shareholders' equity	a	$2,417,514	$2,518,276	$2,607,598	$2,749,270	$2,722,379	(4)%	(11)%
Less: Other intangible assets, net		5,764	6,789	7,815	8,840	9,970	(15)%	(42)%
Tangible common shareholders' equity	b	$2,411,750	$2,511,487	$2,599,783	$2,740,430	$2,712,409	(4)%	(11)%
Less: Accumulated other comprehensive income (AOCI)		$(449,560)	(308,147)	(183,756)	1,759	20,209	46%	nm
Tangible common shareholders' equity, ex AOCI	c	$2,861,310	$2,819,634	$2,783,539	$2,738,671	$2,692,200	1%	6%

Total assets	d	$31,471,960	$30,135,694	$30,637,126	$30,640,936	$30,891,479	4%	2%
Less: Other intangible assets, net		5,764	6,789	7,815	8,840	9,970	(15)%	(42)%
Tangible assets	e	$31,466,196	$30,128,905	$30,629,311	$30,632,096	$30,881,509	4%	2%
Common shares outstanding at period end	f	217,053	217,049	216,967	216,626	216,622	0%	—%

Total shareholders' equity to total assets ratio	a / d	7.68%	8.36%	8.51%	8.97%	8.81%	(0.68)	(1.13)
Tangible common equity ratio	b / e	7.66%	8.34%	8.49%	8.95%	8.78%	(0.68)	(1.12)
Tangible common equity ratio, ex AOCI	c / e	9.09%	9.36%	9.09%	8.94%	8.72%	(0.27)	0.37
Book value per common share	a / f	$11.14	$11.60	$12.02	$12.69	$12.57	(4)%	(11)%
Tangible book value per common share	b / f	$11.11	$11.57	$11.98	$12.65	$12.52	(4)%	(11)%
Tangible book value per common share, ex AOCI	c / f	$13.18	$12.99	$12.83	$12.64	$12.43	1%	6%
nm = not meaningful

Umpqua Reports Third Quarter 2022 Results
October 19, 2022

Umpqua Reports Third Quarter 2022 Results
October 19, 2022

Umpqua Holdings Corporation GAAP to Non-GAAP Reconciliation - Continued
(Unaudited)
Consolidated		Quarter Ended					% Change
(Dollars in thousands)		Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Seq. Quarter	Year over Year
Non-Interest Income Adjustments
Gain on sale of debt securities, net		$—	$—	$2	$4	$—	nm	nm
(Loss) gain on equity securities, net		(2,647)	(2,075)	(2,661)	(466)	(343)	28%	672%
Gain (loss) on swap derivatives		4,194	7,337	7,047	(303)	1,429	(43)%	193%
Change in fair value of certain loans held for investment		(26,397)	(15,210)	(21,049)	(2,672)	3,432	74%	nm
Change in fair value of MSR due to valuation inputs or assumptions		16,403	10,899	40,149	15,415	(634)	51%	nm
MSR hedge loss		(14,128)	—	—	—	—	nm	nm
Total non-interest income adjustments	a	$(22,575)	$951	$23,488	$11,978	$3,884	nm	nm

Non-Interest Expense Adjustments
Merger related expenses		$769	$2,672	$2,278	$15,183	$—	(71)%	nm
Exit and disposal costs		1,364	442	3,033	3,022	3,813	209%	(64)%
Total non-interest expense adjustments	b	$2,133	$3,114	$5,311	$18,205	$3,813	(32)%	(44)%

Net interest income (1)	c	$287,933	$248,522	$229,117	$233,754	$235,452	16%	22%

Non-interest income (GAAP)	d	$29,445	$55,235	$79,969	$82,738	$73,705	(47)%	(60)%
Less: Non-interest income adjustments	a	22,575	(951)	(23,488)	(11,978)	(3,884)	nm	nm
Operating non-interest income (non-GAAP)	e	$52,020	$54,284	$56,481	$70,760	$69,821	(4)%	(25)%

Revenue (GAAP) (1)	f=c+d	$317,378	$303,757	$309,086	$316,492	$309,157	4%	3%
Operating revenue (non-GAAP) (1)	g=c+e	$339,953	$302,806	$285,598	$304,514	$305,273	12%	11%

Non-interest expense (GAAP)	h	$177,964	$179,574	$182,430	$199,711	$183,753	(1)%	(3)%
Less: Non-interest expense adjustments	b	(2,133)	(3,114)	(5,311)	(18,205)	(3,813)	(32)%	(44)%
Operating non-interest expense (non-GAAP)	i	$175,831	$176,460	$177,119	$181,506	$179,940	—%	(2)%

Net income (GAAP)	j	$84,040	$78,591	$91,157	$88,354	$108,066	7%	(22)%
Provision for income taxes		27,473	26,548	30,341	28,788	35,879	3%	(23)%
Income before provision for income taxes		111,513	105,139	121,498	117,142	143,945	6%	(23)%
Provision (recapture) for credit losses		27,572	18,692	4,804	(736)	(18,919)	48%	(246)%
Pre-provision net revenue (PPNR) (non-GAAP)	k	139,085	123,831	126,302	116,406	125,026	12%	11%
Less: Non-interest income adjustments	a	22,575	(951)	(23,488)	(11,978)	(3,884)	nm	nm
Add: Non-interest expense adjustments	b	2,133	3,114	5,311	18,205	3,813	(32)%	(44)%
Operating PPNR (non-GAAP)	l	$163,793	$125,994	$108,125	$122,633	$124,955	30%	31%

Net income (GAAP)	j	$84,040	$78,591	$91,157	$88,354	$108,066	7%	(22)%
Less: Non-interest income adjustments	a	22,575	(951)	(23,488)	(11,978)	(3,884)	nm	nm
Add: Non-interest expense adjustments	b	2,133	3,114	5,311	18,205	3,813	(32)%	(44)%
Tax effect of adjustments		(6,116)	(480)	4,576	1,190	18	nm	nm
Operating net income (non-GAAP)	m	$102,632	$80,274	$77,556	$95,771	$108,013	28%	(5)%
nm = not meaningful

(1) Tax exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate.

Umpqua Reports Third Quarter 2022 Results
October 19, 2022

Umpqua Holdings Corporation GAAP to Non-GAAP Reconciliation - Continued
(Unaudited)
Consolidated		Quarter Ended					% Change
(Dollars in thousands, except per share data)		Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Seq. Quarter	Year over Year
Average assets	n	$30,668,177	$30,356,903	$30,597,413	$30,886,378	$30,614,374	1%	—%
Less: Average goodwill and other intangible assets, net		6,343	7,379	8,407	9,491	10,609	(14)%	(40)%
Average tangible assets	o	$30,661,834	$30,349,524	$30,589,006	$30,876,887	$30,603,765	1%	—%

Average common shareholders' equity	p	$2,567,266	$2,584,836	$2,715,059	$2,717,753	$2,709,641	(1)%	(5)%
Less: Average goodwill and other intangible assets, net		6,343	7,379	8,407	9,491	10,609	(14)%	(40)%
Average tangible common equity	q	$2,560,923	$2,577,457	$2,706,652	$2,708,262	$2,699,032	(1)%	(5)%

Weighted average basic shares outstanding	r	217,051	217,030	216,782	216,624	218,416	0%	(1)%
Weighted average diluted shares outstanding	s	217,386	217,279	217,392	217,356	218,978	0%	(1)%

Select Per-Share & Performance Metrics
Earnings-per-share - basic	j / r	$0.39	$0.36	$0.42	$0.41	$0.49	8%	(20)%
Earnings-per-share - diluted	j / s	$0.39	$0.36	$0.42	$0.41	$0.49	8%	(20)%
Efficiency ratio	h / f	56.07%	59.12%	59.02%	63.10%	59.44%	(3.05)	(3.37)
PPNR return on average assets	k / n	1.80%	1.64%	1.67%	1.50%	1.62%	0.16	0.18
Return on average assets	j / n	1.09%	1.04%	1.21%	1.13%	1.40%	0.05	(0.31)
Return on average tangible assets	j / o	1.09%	1.04%	1.21%	1.14%	1.40%	0.05	(0.31)
Return on average common equity	j / p	12.99%	12.20%	13.62%	12.90%	15.82%	0.79	(2.83)
Return on average tangible common equity	j / q	13.02%	12.23%	13.66%	12.94%	15.88%	0.79	(2.86)

Operating Per-Share & Performance Metrics
Operating earnings-per-share - basic	m / r	$0.47	$0.37	$0.36	$0.44	$0.49	27%	(4)%
Operating earnings-per-share - diluted	m / s	$0.47	$0.37	$0.36	$0.44	$0.49	27%	(4)%
Operating efficiency ratio	i / g	51.72%	58.27%	62.02%	59.61%	58.94%	(6.55)	(7.22)
Operating PPNR return on average assets	l / n	2.12%	1.66%	1.43%	1.58%	1.62%	0.46	0.50
Operating return on average assets	m / n	1.33%	1.06%	1.03%	1.23%	1.40%	0.27	(0.07)
Operating return on average tangible assets	m / o	1.33%	1.06%	1.03%	1.23%	1.40%	0.27	(0.07)
Operating return on average common equity	m / p	15.86%	12.46%	11.58%	13.98%	15.82%	3.40	0.04
Operating return on average tangible common equity	m / q	15.90%	12.49%	11.62%	14.03%	15.88%	3.41	0.02

Umpqua Reports Third Quarter 2022 Results
October 19, 2022

Umpqua Holdings Corporation GAAP to Non-GAAP Reconciliation - Continued
(Unaudited)
Core Banking		Quarter Ended					% Change
(Dollars in thousands)		Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Seq. Quarter	Year over Year
Non-Interest Income Adjustments
Gain on sale of debt securities, net		$—	$—	$2	$4	$—	nm	nm
(Loss) gain on equity securities, net		(2,647)	(2,075)	(2,661)	(466)	(343)	28%	672%
Gain (loss) on swap derivatives		4,194	7,337	7,047	(303)	1,429	(43)%	193%
Change in fair value of certain loans held for investment		(26,397)	(15,210)	(21,049)	(2,672)	3,432	74%	(869)%
Total non-interest income adjustments	a	$(24,850)	$(9,948)	$(16,661)	$(3,437)	$4,518	150%	(650)%

Non-Interest Expense Adjustments
Merger related expenses		$769	$2,672	$2,278	$15,183	$—	(71)%	nm
Exit and disposal costs		1,364	442	3,033	3,022	3,813	209%	(64)%
Total non-interest expense adjustments	b	$2,133	$3,114	$5,311	$18,205	$3,813	(32)%	(44)%

Net interest income (1)	c	$286,861	$247,361	$227,441	$231,625	$232,726	16%	23%

Non-interest income (GAAP)	d	$11,919	$24,513	$18,989	$39,375	$39,367	(51)%	(70)%
Less: Non-interest income adjustments	a	24,850	9,948	16,661	3,437	(4,518)	150%	(650)%
Operating non-interest income (non-GAAP)	e	$36,769	$34,461	$35,650	$42,812	$34,849	7%	6%

Revenue (GAAP) (1)	f=c+d	$298,780	$271,874	$246,430	$271,000	$272,093	10%	10%
Operating revenue (non-GAAP) (1)	g=c+e	$323,630	$281,822	$263,091	$274,437	$267,575	15%	21%

Non-interest expense (GAAP) (2)	h	$156,414	$155,762	$157,469	$173,106	$154,424	—%	1%
Less: Non-interest expense adjustments	b	(2,133)	(3,114)	(5,311)	(18,205)	(3,813)	(32)%	(44)%
Operating non-interest expense (non-GAAP)	i	$154,281	$152,648	$152,158	$154,901	$150,611	1%	2%

Net income (GAAP)	j	$86,253	$72,538	$62,886	$74,188	$102,265	19%	(16)%
Provision for income taxes		28,212	24,530	20,917	24,067	33,945	15%	(17)%
Income before provision for income taxes		114,465	97,068	83,803	98,255	136,210	18%	(16)%
Provision (recapture) for credit losses		27,572	18,692	4,804	(736)	(18,919)	48%	(246)%
Pre-provision net revenue (PPNR) (non-GAAP)	k	142,037	115,760	88,607	97,519	117,291	23%	21%
Less: Non-interest income adjustments	a	24,850	9,948	16,661	3,437	(4,518)	150%	(650)%
Add: Non-interest expense adjustments	b	2,133	3,114	5,311	18,205	3,813	(32)%	(44)%
Operating PPNR (non-GAAP)	l	$169,020	$128,822	$110,579	$119,161	$116,586	31%	45%

Net income (GAAP)	j	$86,253	$72,538	$62,886	$74,188	$102,265	19%	(16)%
Less: Non-interest income adjustments	a	24,850	9,948	16,661	3,437	(4,518)	150%	(650)%
Add: Non-interest expense adjustments	b	2,133	3,114	5,311	18,205	3,813	(32)%	(44)%
Tax effect of adjustments		(6,685)	(3,205)	(5,461)	(2,664)	177	109%	(3,877)%
Operating net income (non-GAAP)	m	$106,551	$82,395	$79,397	$93,166	$101,737	29%	5%

Efficiency ratio	h / f	52.35%	57.29%	63.90%	63.88%	56.75%	(4.94)	(4.40)
Operating efficiency ratio	i / g	47.67%	54.16%	57.83%	56.44%	56.29%	(6.49)	(8.62)
Core Banking net income / Consolidated net income		102.63%	92.30%	68.99%	83.97%	94.63%	10.33	8.00
Core Banking operating net income / Consolidated operating net income		103.82%	102.64%	102.37%	97.28%	94.19%	1.18	9.63
nm = not meaningful
(1) Tax exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate.
(2) Includes adjustments related to allocated expenses between the Core Banking and Mortgage Banking segments.

Umpqua Reports Third Quarter 2022 Results
October 19, 2022

Umpqua Holdings Corporation GAAP to Non-GAAP Reconciliation - Continued
(Unaudited)
Mortgage Banking		Quarter Ended					% Change
(Dollars in thousands)		Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Seq. Quarter	Year over Year
Non-Interest Income Adjustments
Change in fair value of MSR due to valuation inputs or assumptions		$16,403	$10,899	$40,149	$15,415	$(634)	51%	nm
MSR hedge loss		(14,128)	—	—	—	—	nm	nm
Total non-interest income adjustments	a	$2,275	$10,899	$40,149	$15,415	$(634)	(79)%	(459)%

Total non-interest expense adjustments	b	$—	$—	$—	$—	$—	nm	nm

Net interest income	c	$1,072	$1,161	$1,676	$2,129	$2,726	(8)%	(61)%

Non-interest income (GAAP)	d	$17,526	$30,722	$60,980	$43,363	$34,338	(43)%	(49)%
Less: Non-interest income adjustments	a	(2,275)	(10,899)	(40,149)	(15,415)	634	(79)%	(459)%
Operating non-interest income (non-GAAP)	e	$15,251	$19,823	$20,831	$27,948	$34,972	(23)%	(56)%

Revenue (GAAP)	f=c+d	$18,598	$31,883	$62,656	$45,492	$37,064	(42)%	(50)%
Operating revenue (non-GAAP)	g=c+e	16,323	20,984	22,507	30,077	37,698	(22)%	(57)%

Non-interest expense (GAAP) (1)	h	21,550	23,812	24,961	26,605	29,329	(9)%	(27)%
Less: Non-interest expense adjustments	b	—	—	—	—	—	nm	nm
Operating non-interest expense (non-GAAP)	i	$21,550	$23,812	$24,961	$26,605	$29,329	(9)%	(27)%

Net income (GAAP)	j	$(2,213)	$6,053	$28,271	$14,166	$5,801	(137)%	(138)%
Provision for income taxes		(739)	2,018	9,424	4,721	1,934	(137)%	(138)%
Income before provision for income taxes		(2,952)	8,071	37,695	18,887	7,735	(137)%	(138)%
Provision for credit losses		—	—	—	—	—	nm	nm
Pre-provision net revenue (PPNR) (non-GAAP)	k	(2,952)	8,071	37,695	18,887	7,735	(137)%	(138)%
Less: Non-interest income adjustments	a	(2,275)	(10,899)	(40,149)	(15,415)	634	(79)%	(459)%
Add: Non-interest expense adjustments	b	—	—	—	—	—	nm	nm
Operating PPNR (non-GAAP)	l	$(5,227)	$(2,828)	$(2,454)	$3,472	$8,369	85%	(162)%

Net income (GAAP)	j	$(2,213)	$6,053	$28,271	$14,166	$5,801	(137)%	(138)%
Less: Non-interest income adjustments	a	(2,275)	(10,899)	(40,149)	(15,415)	634	(79)%	(459)%
Add: Non-interest expense adjustments	b	—	—	—	—	—	nm	nm
Tax effect of adjustments		569	2,725	10,037	3,854	(159)	(79)%	(458)%
Operating net income (non-GAAP)	m	$(3,919)	$(2,121)	$(1,841)	$2,605	$6,276	85%	(162)%

Efficiency ratio	h / f	115.87%	74.69%	39.84%	58.48%	79.13%	41.18	36.74
Operating efficiency ratio	i / g	132.02%	113.48%	110.90%	88.46%	77.80%	18.54	54.22
Mortgage Banking net income / Consolidated net income		(2.63)%	7.70%	31.01%	16.03%	5.37%	(10.33)	(8.00)
Mortgage Banking operating net income / Consolidated operating net income		(3.82)%	(2.64)%	(2.37)%	2.72%	5.81%	(1.18)	(9.63)
nm = not meaningful
 (1) Includes adjustments related to allocated expenses between the Core Banking and Mortgage Banking segments.

Umpqua Reports Third Quarter 2022 Results
October 19, 2022

Umpqua Holdings Corporation GAAP to Non-GAAP Reconciliation - Continued
(Unaudited)
Consolidated		Year to Date		% Change
(Dollars in thousands)		Sep 30, 2022	Sep 30, 2021	Year over Year
Non-Interest Income Adjustments
Gain on sale of debt securities, net		$2	$4	(50)%
Loss on equity securities, net		(7,383)	(1,045)	nm
Gain on swap derivatives		18,578	8,698	114%
Change in fair value of certain loans held for investment		(62,656)	5,704	nm
Change in fair value of MSR due to valuation inputs or assumptions		67,451	(4,326)	nm
MSR hedge loss		(14,128)	—	nm
Total non-interest income adjustments	a	$1,864	$9,035	(79)%

Non-Interest Expense Adjustments
Merger related expenses		$5,719	$—	nm
Exit and disposal costs		4,839	9,741	(50)%
Total non-interest expense adjustments	b	$10,558	$9,741	8%

Net interest income (1)	c	$765,572	$687,404	11%

Non-interest income (GAAP)	d	$164,649	$273,580	(40)%
Less: Non-interest income adjustments	a	(1,864)	(9,035)	(79)%
Operating non-interest income (non-GAAP)	e	$162,785	$264,545	(38)%

Revenue (GAAP) (1)	f=c+d	$930,221	$960,984	(3)%
Operating revenue (non-GAAP) (1)	g=c+e	$928,357	$951,949	(2)%

Non-interest expense (GAAP)	h	$539,968	$560,745	(4)%
Less: Non-interest expense adjustments	b	(10,558)	(9,741)	8%
Operating non-interest expense (non-GAAP)	i	$529,410	$551,004	(4)%

Net income (GAAP)	j	$253,788	$331,946	(24)%
Provision for income taxes		84,362	109,072	(23)%
Income before provision for income taxes		338,150	441,018	(23)%
Provision (recapture) for credit losses		51,068	(41,915)	(222)%
Pre-provision net revenue (PPNR) (non-GAAP)	k	389,218	399,103	(2)%
Less: Non-interest income adjustments	a	(1,864)	(9,035)	(79)%
Add: Non-interest expense adjustments	b	10,558	9,741	8%
Operating PPNR (non-GAAP)	l	$397,912	$399,809	—%

Net income (GAAP)	j	$253,788	$331,946	(24)%
Less: Non-interest income adjustments	a	(1,864)	(9,035)	(79)%
Add: Non-interest expense adjustments	b	10,558	9,741	8%
Tax effect of adjustments		(2,020)	(177)	nm
Operating net income (non-GAAP)	m	$260,462	$332,475	(22)%
nm = not meaningful

Umpqua Reports Third Quarter 2022 Results
October 19, 2022

Umpqua Holdings Corporation GAAP to Non-GAAP Reconciliation - Continued
(Unaudited)
Consolidated		Year to Date		% Change
(Dollars in thousands)		Sep 30, 2022	Sep 30, 2021	Year over Year
Average assets	n	$30,541,027	$30,058,769	2%
Less: Average goodwill and other intangible assets, net		$7,369	$12,922	(43)%
Average tangible assets	o	$30,533,658	$30,045,847	2%

Average common shareholders' equity	p	$2,621,725	$2,694,968	(3)%
Less: Average goodwill and other intangible assets, net		$7,369	$12,922	(43)%
Average tangible common equity	q	$2,614,356	$2,682,046	(3)%

Weighted average basic shares outstanding	r	216,955	219,791	(1)%
Weighted average diluted shares outstanding	s	217,353	220,278	(1)%

Select Per-Share & Performance Metrics
Earnings-per-share - basic	j / r	$1.17	$1.51	(23)%
Earnings-per-share - diluted	j / s	$1.17	$1.51	(23)%
Efficiency ratio	h / f	58.05%	58.35%	(0.30)
PPNR return on average assets	k / n	1.70%	1.78%	(0.08)
Return on average assets	j / n	1.11%	1.48%	(0.37)
Return on average tangible assets	j / o	1.11%	1.48%	(0.37)
Return on average common equity	j / p	12.94%	16.47%	(3.53)
Return on average tangible common equity	j / q	12.98%	16.55%	(3.57)

Operating Per-Share & Performance Metrics
Operating earnings-per-share - basic	m / r	$1.20	$1.51	(21)%
Operating earnings-per-share - diluted	m / s	$1.20	$1.51	(21)%
Operating efficiency ratio	i / g	57.03%	57.88%	(0.85)
Operating PPNR return on average assets	l / n	1.74%	1.78%	(0.04)
Operating return on average assets	m / n	1.14%	1.48%	(0.34)
Operating return on average tangible assets	m / o	1.14%	1.48%	(0.34)
Operating return on average common equity	m / p	13.28%	16.49%	(3.21)
Operating return on average tangible common equity	m / q	13.32%	16.57%	(3.25)

(1) Tax exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate.

Umpqua Reports Third Quarter 2022 Results
October 19, 2022

Umpqua Holdings Corporation GAAP to Non-GAAP Reconciliation - Continued
(Unaudited)

Core Banking		Year to Date		% Change
(Dollars in thousands)		Sep 30, 2022	Sep 30, 2021	Year over Year
Non-Interest Income Adjustments
Gain on sale of debt securities, net		$2	$4	(50)%
Loss on equity securities, net		(7,383)	(1,045)	607%
Gain on swap derivatives		18,578	8,698	114%
Change in fair value of certain loans held for investment		(62,656)	5,704	nm
Total non-interest income adjustments	a	$(51,459)	$13,361	(485)%

Non-Interest Expense Adjustments
Merger related expenses		$5,719	$—	nm
Exit and disposal costs		4,839	9,741	(50)%
Total non-interest expense adjustments	b	$10,558	$9,741	8%

Net interest income (1)	c	$761,663	$677,973	12%

Non-interest income (GAAP)	d	$55,421	$129,274	(57)%
Less: Non-interest income adjustments	a	51,459	(13,361)	(485)%
Operating non-interest income (non-GAAP)	e	$106,880	$115,913	(8)%

Revenue (GAAP) (1)	f=c+d	$817,084	$807,247	1%
Operating revenue (non-GAAP) (1)	g=c+e	$868,543	$793,886	9%

Non-interest expense (GAAP) (2)	h	$469,645	$452,570	4%
Less: Non-interest expense adjustments	b	(10,558)	(9,741)	8%
Operating non-interest expense (non-GAAP)	i	$459,087	$442,829	4%

Net income (GAAP)	j	$221,677	$297,775	(26)%
Provision for income taxes		73,659	97,681	(25)%
Income before provision for income taxes		295,336	395,456	(25)%
Provision (recapture) for credit losses		51,068	(41,915)	(222)%
Pre-provision net revenue (PPNR) (non-GAAP)	k	346,404	353,541	(2)%
Less: Non-interest income adjustments	a	51,459	(13,361)	(485)%
Add: Non-interest expense adjustments	b	10,558	9,741	8%
Operating PPNR (non-GAAP)	l	$408,421	$349,921	17%

Net income (GAAP)	j	$221,677	$297,775	(26)%
Less: Non-interest income adjustments	a	51,459	(13,361)	(485)%
Add: Non-interest expense adjustments	b	10,558	9,741	8%
Tax effect of adjustments		(15,351)	905	nm
Operating net income (non-GAAP)	m	$268,343	$295,060	(9)%

Efficiency ratio	h / f	57.48%	56.06%	1.42
Operating efficiency ratio	i / g	52.86%	55.78%	(2.92)
Core Banking net income / Consolidated net income		87.35%	89.71%	(2.36)
Core Banking operating net income / Consolidated operating net income		103.03%	88.75%	14.28
nm = not meaningful

Umpqua Holdings Corporation GAAP to Non-GAAP Reconciliation - Continued
(Unaudited)
Mortgage Banking		Year to Date		% Change
(Dollars in thousands)		Sep 30, 2022	Sep 30, 2021	Year over Year
Non-Interest Income Adjustments
Change in fair value of MSR due to valuation inputs or assumptions		$67,451	$(4,326)	nm
MSR hedge loss		(14,128)	—	nm
Total non-interest income adjustments	a	$53,323	$(4,326)	nm

Total non-interest expense adjustments	b	$—	$—	nm

Net interest income	c	$3,909	$9,431	(59)%

Non-interest income (GAAP)	d	$109,228	$144,306	(24)%
Less: Non-interest income adjustments	a	(53,323)	4,326	nm
Operating non-interest income (non-GAAP)	e	$55,905	$148,632	(62)%

Revenue (GAAP)	f=c+d	$113,137	$153,737	(26)%
Operating revenue (non-GAAP)	g=c+e	$59,814	$158,063	(62)%

Non-interest expense (GAAP) (1)	h	$70,323	$108,175	(35)%
Less: Non-interest expense adjustments	b	—	—	nm
Operating non-interest expense (non-GAAP)	i	$70,323	$108,175	(35)%

Net income (GAAP)	j	$32,111	$34,171	(6)%
Provision for income taxes		10,703	11,391	(6)%
Income before provision for income taxes		42,814	45,562	(6)%
Provision for credit losses		—	—	nm
Pre-provision net revenue (PPNR) (non-GAAP)	k	42,814	45,562	(6)%
Less: Non-interest income adjustments	a	(53,323)	4,326	nm
Add: Non-interest expense adjustments	b	—	—	nm
Operating PPNR (non-GAAP)	l	$(10,509)	$49,888	(121)%

Net income (GAAP)	j	$32,111	$34,171	(6)%
Less: Non-interest income adjustments	a	(53,323)	4,326	nm
Add: Non-interest expense adjustments	b	—	—	nm
Tax effect of adjustments		13,331	(1,082)	nm
Operating net income (non-GAAP)	m	$(7,881)	$37,415	(121)%

Efficiency ratio	h / f	62.16%	70.36%	(8.20)
Operating efficiency ratio	i / g	117.57%	68.44%	49.13
Mortgage Banking net income / Consolidated net income		12.65%	10.29%	2.36
Mortgage Banking operating net income / Consolidated operating net income		(3.03)%	11.25%	(14.28)
nm = not meaningful

##